Exhibit 3.1

AMENDED AND RESTATED ARTICLES OF INCORPORATION

(Pursuant to NRS 78)

Important. Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	Magnum Hunter Resources, Inc.

2. Resident Agent	CSC Services of Nevada, Inc.
Name and Street	Name
Address:
(must be a Nevada
address where process
may be served)	502 East John Street		Carson City NEVADA		89706
	Street Address		City		Zip Code

	Optional Mailing Address		City		Zip Code

3. Shares:
(number of shares
corporation	Number of shares				Number of shares
authorized to issue	with par value: 1,000		Par value: $ 0.001		without par value:

4. Names &	1.	F.H. Merelli
Addresses, of Board of		Name
Directors/Trustees:	1700 Lincoln Street, Suite 1800		Denver	CO	80203-4518
(attach additional page	Street Address		City	State	Zip Code
there is more than 3
directors/trustees)	2.	Paul J. Korus
Name
	1700 Lincoln Street, Suite 1800		Denver	CO	80203-4518
	Street Address		City	State	Zip Code

	3.	Stephen P. Bell
Name
	1700 Lincoln Street, Suite 1800		Denver	CO	80203-4518
	Street Address		City	State	Zip Code

5. Purpose:	The purpose of this Corporation shall be:
(optional-see	to conduct any lawful activity as governed by the State of Nevada’s laws.
instructions)

6. Names, Address and
Signature of	Signature			Name
Incorporator.
(attach additional page
there is more than 1
incorporator)	Address		City		Zip Code

7. Certificate of	I hereby accept appointment as Resident Agent for the above named corporation.
Acceptance of
Appointment of Resident
Agent:
	Authorized Signature of R. A. or On Behalf of R. A. Company				Date